                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of March 19, 1998, but effective as of February 13, 1998, by and among SILICON VALLEY BANK, a California-chartered bank ("Bank") with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Central Plaza, 11300 Rockville Pike, Suite 1205, Rockville, Maryland 20852 ("Bank") and SKY ALLAND RESEARCH, INC., a Maryland corporation ("Sky Alland") and THE DATA GROUP II, INC., a Maryland corporation (each a "Borrower" and collectively, the "Borrowers").

                                    RECITALS.

         A. Borrowers and MARCOM HOLDINGS, INC., a Maryland corporation ("Marcom") and Bank have entered into that certain Loan and Security Agreement dated February 14, 1997 (the "Original Loan Agreement"), pursuant to which Bank has agreed to establish a line of credit in the amount of $2,250,000 and a committed equipment line in favor of Borrowers in the maximum principal amount of $750,000. The Original Loan Agreement was amended by that certain First Amendment to Loan and Security Agreement dated September 1, 1997 (the "First Amendment") by and among the Borrowers and the Bank, and was further amended by that certain Second Amendment to Loan and Security Agreement dated December 22, 1997 (the "Second Amendment") by and among the Borrowers and the Bank (the Original Loan Agreement as amended by the First Amendment and the Second Amendment is hereinafter


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

called the "Loan Agreement"). Marcom was merged into Sky Alland on December 18, 1997, with Sky Alland being the surviving corporation.

         B. The Loan has matured and Borrowers have requested that Bank extend the maturity of the Loan and modify certain covenants set forth in the Loan Agreement and Bank has agreed on the condition, among others, that this Agreement be executed and delivered by Borrowers to Bank.

         C. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Loan Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers and Bank do hereby agree as follows:

         1. RECITALS. The parties hereto acknowledge and agree that the above Recitals are true and correct in all material respects and that the same are incorporated herein and made a part hereof by reference.

         2. DEFINITIONS. The definition of "Revolving Maturity Date" in Section
1.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in substitution thereof:

                           "Revolving Maturity Date" means April 13, 1998."
Except as amended hereby, Section 1.1 shall remain unchanged.

         3. FINANCIAL COVENANTS. From and after the effective date hereof Sections 6.8 and 6.10 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:


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

                  6.8 QUICK RATIO. Borrowers shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities, less deferred revenues, of at least 1.0 to 1.0 through March 31, 1998 and at least 1.25 to 1.0, at all times thereafter.

                  6.9 DEBT-NET WORTH RATIO. Borrowers shall maintain, as of the last day of each calendar month, a ratio of Total Liabilities, less deferred revenues, to Tangible Net Worth plus Subordinated Debt of not more than 2.0 to 1.0. through March 31, 1998 and 1.0 to 1.0, at all times thereafter.

                  6.10 TANGIBLE NET WORTH. Borrowers shall maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than the following amounts at the following times:

                  (a) Three Million Five Hundred Thousand Dollars ($3,500,000)
                      as of the period ending March 31, 1998;

                  (b) Eight Million Dollars ($8,000,000) for the period
                      commencing April 1, 1998 through and including June 30, 1998;

                  (c) Eight Million Five Hundred Thousand Dollars ($8,500,000)
                      for the period commencing July 1, 1998 through and including September 30, 1998;

                  (d) Thereafter the Borrowers shall maintain a minimum
                      Tangible Net Worth equal to not less than Nine Million Dollars ($9,000,000).

         4. PROFITABILITY. From and after the effective date hereof, Section
6.11 of the Loan Agreement is deleted in its entirety.

         5. REPLACEMENT NOTE. The Borrowers shall execute and deliver to the Bank on the date hereof that certain Amended and Restated Revolving Promissory
Note in the form of EXHIBIT E attached hereto and incorporated herein by reference (the "Replacement Revolving Promissory Note") in substitution for and not satisfaction of, the issued and outstanding Revolving Promissory Note dated as of February 14, 1997, and the Replacement Revolving

Promissory Note shall be the "Revolving Promissory Note" or the "Note" for all purposes of the Loan Documents. The Replacement Revolving Promissory Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the Borrowers in accordance with the provisions of the Loan Documents.

         6. CONDITIONS PRECEDENT. This Agreement shall become effective on the date the Bank receives the following documents, each of which shall be satisfactory in form and substance to the Bank:

                  (a) The Replacement Revolving Promissory Note issued and delivered by the Borrowers;

                  (b) Proof that the Borrowers have paid all costs and expenses to the Bank in connection with this Agreement, including but not limited to, the Bank's reasonable attorneys fees; and

                  (c) Such other information, instruments, opinions, documents, certificates and reports as the Bank may deem necessary.

         7. REPRESENTATIONS. Borrowers hereby confirm that:

                  (a) The covenants set forth in Section 5 of the Loan Agreement as hereby amended, are true and correct as of the date hereof;

                  (b) The Borrowers have no defenses, rights of setoff, claims, counterclaims, or causes of action of any kind or nature whatsoever against the Bank or any agent, attorney, legal representative, predecessor-in-interest, or affiliate of the Bank, directly or indirectly in any manner connected with, pursuant to, or by virtue of the Obligations or any of the Loan Documents, and TO THE EXTENT ANY SUCH DEFENSES, RIGHTS OF SETOFF, CLAIMS, COUNTERCLAIMS, OR CAUSES OF ACTION EXIST, SUCH DEFENSES, RIGHTS, CLAIMS, COUNTERCLAIMS, AND CAUSES OF ACTION ARE HEREBY FOREVER WAIVED, DISCHARGED AND RELEASED; and

                  (c) No defaults exist under the Loan Documents.

         8. NO WAIVER OF RIGHTS OR REMEDIES. The parties hereto acknowledge and agree that the Bank (i) shall retain all rights and remedies it may have with respect to the Obligations under the Loan Documents and the Borrowers' failure to honor or otherwise comply with said Obligations (collectively, "Default Rights"), and (ii) shall have the right to exercise and enforce such Default Rights upon termination of this Agreement. The parties further agree that the exercise of any Default Rights by the Bank upon termination of this Agreement shall not be affected by reason of this Agreement, and the Borrowers shall not assert as a defense thereto the passage of time, estoppel, laches or any statute of limitations to the extent that the exercise of any Default Rights was precluded by this Agreement.

         9. COUNTERPARTS. This Agreement may be executed in any number of duplicate originals or counterparts, each of which duplicate original or counterpart shall be deemed to be an original and all taken together shall constitute one and the same instrument.

         10. LOAN DOCUMENTS; GOVERNING LAW; ETC. This Agreement is one of the Loan Documents defined in the Loan Agreement and shall be governed and construed in accordance with the laws of the State of Maryland. The headings and captions in this Agreement are for the convenience of the parties only and are not a part of this Agreement.

         11. ACKNOWLEDGMENTS. Borrowers hereby confirm to Bank the enforceability and validity of each of the Loan Documents. In addition, Borrowers hereby agree to the execution and delivery of this Agreement and the terms and provisions, covenants or agreements contained in this Agreement shall not in any manner release, impair, lessen, modify, waive or otherwise limit the joint and several liability and obligations of Borrowers under the terms of any of the Loan Documents, except as otherwise specifically set forth in this Agreement. Borrowers issue, ratify and confirm the representations, warranties and covenants contained in the Loan Documents.

         12. MODIFICATIONS. This Agreement may not be supplemented, changed, waived, discharged, terminated, modified or amended, except by written instrument executed by the parties.





                         [REMAINDER OF PAGE LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

WITNESS OR ATTEST:                          SKY ALLAND RESEARCH, INC.

/s/ Julianna Poff                   By: /s/ Richard T. Hebert     (SEAL)
------------------------------         --------------------------
                                      Name: Richard T. Hebert
                                      Title: Chief Executive Officer


WITNESS OR ATTEST:                          THE DATA GROUP II, INC.

/s/ Julianna Poff                   By: /s/ Richard T. Hebert     (SEAL)
------------------------------         --------------------------
                                      Name: Richard T. Hebert
                                      Title: Chief Executive Officer


                                            SILICON VALLEY BANK

                                    By: /s/ Pete McDonald
                                       ---------------------------
                                       Pete McDonald
                                       Assistant Vice President